Exhibit 99.1

CONSENT OF ROBERT A. STANGER & CO., INC.

Corporate Property Associates 17 – Global Incorporated:

We hereby consent to the references to our firm and description of our role in the appraisal of the fair market value of Corporate Property Associates 17 – Global Incorporated’s (the “Company”) real estate portfolio and estimates of the fair market value of the Company’s mortgage debt encumbering its real estate portfolio as of December 31, 2016, included in this Current Report on Form 8-K, as amended (the “Current Report”), and incorporated by reference into the Company’s Registration Statement on Form S-3D (File No. 333-186182) and the related prospectus included therein.

ROBERT A. STANGER & CO., INC.

/s/ Robert A. Stanger & Co., Inc.